Exhibit 99.2

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Completes $100 Million Stock Repurchase,

Authorizes Additional $15 Million

SPRINGFIELD, Mass., October 1, 2013 — Smith & Wesson Holding Corporation (NASDAQ Global Select Market: SWHC), a leader in firearm manufacturing and design, today announced that it has completed the repurchase of $100 million of the company’s outstanding common stock through a program authorized by its Board of Directors in June of 2013. Under the program, which included the tender offer recently completed in July 2013, the company purchased 9.0 million shares of its common stock at an average price of $11.09, resulting in 55.8 million shares outstanding. Based on the results of the repurchase program, the company anticipates fully diluted shares of approximately 60.4 million for the quarter ending October 31, 2013.

The company also announced that its Board has authorized the repurchase of an additional $15 million of the company’s common stock in open market or privately negotiated transactions. The amount and timing of any open market repurchases or privately negotiated transactions will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors. Any shares of common stock repurchased under the authorization will be held as treasury stock but not outstanding shares of the company’s common stock.

James Debney, President and Chief Executive Officer of Smith & Wesson, said, “The strategic steps we took this summer to optimize our capital structure allowed us to successfully complete our $100 million stock buyback program. Given the strength of our balance sheet and our expected cash flow from operations, our Board has approved the repurchase of an additional $15 million of our common stock. We continue to believe that investing in our own company is presently one of our greatest opportunities.”

The Board of Directors, which was recently re-elected by stockholders at the company’s annual meeting held September 23, 2013, also voted to eliminate the company’s rights agreement (commonly referred to as a “poison pill”) that was otherwise set to expire in August 2015. Barry M. Monheit, Chairman of the Board of Smith & Wesson Holding Corporation, said, “In our review of general policies, we decided that terminating the rights agreement early is in keeping with our ongoing commitment to good corporate governance practices.”

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P® and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, log on to www.smith-wesson.com.

Safe Harbor Statement

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as “anticipates,” “intends,” “expects,” “believes” and “will,” and similar words and phrases. Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the company’s anticipation of fully diluted shares of approximately 60.4 million for the quarter ending October 31, 2013; the company’s belief that the amount and timing of any open market repurchases or privately negotiated transactions will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors; the company’s belief that investing in its own company is presently one of its greatest opportunities; and the company’s believe that terminating the company’s rights agreement early is in keeping with its commitment to good corporate governance practices. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the uses of proceeds from the sale of the New Notes. Additional information about the risk factors to which we are exposed and other factors that may adversely affect these forward-looking statements is contained in our reports and filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2012. Investors should not place undue reliance on forward-looking statements as predictions of future results. The company undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release except as otherwise required by law.